UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2017

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of principal executive offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 6, 2017, Quidel Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer (“Bank of America”), JPMorgan Chase Bank, N.A., as syndication agent (“JPMorgan”), and the other lenders party thereto (together with Bank of America and JPMorgan, the “Lenders”). Pursuant to the Credit Agreement and in connection with the consummation of certain transactions contemplated by the Amended and Restated Purchase Agreements (as defined below), the Lenders provided the Company with a $245.0 million senior secured term loan facility (the “Term Loan”) and a $25.0 million revolving credit facility (the “Revolving Credit Facility” and with the Term Loan, the “Financing”). The Credit Agreement includes an accordion feature that allows the Financing to be increased by $50 million upon the satisfaction of certain conditions. The Financing is guaranteed by certain material domestic subsidiaries of the Company (the “Guarantors”) and is secured by liens on substantially all of the assets of the Company and the Guarantors, excluding real property and certain other types of excluded assets. If the Company does not consummate a sale leaseback transaction with respect to the Summers Ridge property acquired pursuant to the Amended and Restated Triage Purchase Agreement (as defined below) within 180 days of the closing of the Credit Agreement, the Company will also be required to grant the Lenders a mortgage on the real property associated with the Summers Ridge property.
Loans under the Credit Agreement will bear interest at a rate equal to (i) the London Interbank Offered Rate (“LIBOR”) plus the “applicable rate” or (ii) the “base rate” (defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus one-half of one percent and (c) LIBOR plus one percent) plus the “applicable rate.” The initial applicable rate will be 2.50% per annum for base rate loans and 3.50% per annum for LIBOR rate loans, and thereafter will be determined in accordance with a pricing grid based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) ranging from 2.50% to 3.50% per annum for LIBOR rate loans and from 1.50% to 2.50% per annum for base rate loans. In addition, the Company will pay a commitment fee on the unused portion of the Credit Agreement based on the Company’s Consolidated Leverage Ratio ranging from 0.10% to 0.50% per annum.
The Term Loan is subject to quarterly amortization of the principal amount on the last business day of each fiscal quarter of the Company (commencing on March 30, 2018) in such amounts as are set forth in the Credit Agreement. The Term Loan and the Revolving Credit Facility will mature on October 6, 2022, provided that if any of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Convertible Senior Notes”) remain outstanding on the date that is 91 days prior to the maturity date of the Convertible Senior Notes and the Company has not satisfied certain Refinancing Conditions (as defined in the Credit Agreement), then the maturity date for the Term Loan and the Revolving Credit Facility will be the date that is 91 days prior to the maturity date of the Convertible Senior Notes.
Within five business days following the date that financial statements for each fiscal year are required to be delivered, beginning with the fiscal year ending December 31, 2018, the Company must prepay loans outstanding under the Credit Agreement in an amount equal to 50% of Excess Cash Flow (as defined in the Credit Agreement) for such fiscal year less any amount voluntarily prepaid during such fiscal year, but only if the Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) as of the last day of such fiscal year is greater than or equal to 1.25 to 1.00. The Company must also prepay loans outstanding under the Credit Agreement in an amount equal to 100% of the Net Cash Proceeds (as defined in the Credit Agreement) from (i) certain property dispositions and (ii) the receipt of certain other amounts not in the ordinary course of business, such as certain insurance proceeds and condemnation awards, in each case, if not reinvested within a specified time period as contemplated in the Credit Agreement, and with a carve out of up to 30% of the Net Cash Proceeds of the contemplated sale leaseback transaction relating to the Company’s Summers Ridge property to the extent the excluded amounts are used for specified purposes.
On the closing date of the Credit Agreement, the Company borrowed the entire amount of the Term Loan and $10 million under the Revolving Credit Facility. The Company has used the proceeds of the Term Loan along with its cash on hand, to pay (i) the consideration for the Triage Business pursuant to the Amended and Restated Triage Purchase Agreement (as such terms are defined below) and (ii) the fees and expenses incurred in connection with the acquisition of the Triage Business and the BNP Business (as such term is defined below).
The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other things, limitations on asset sales, mergers, indebtedness, liens, investments and transactions with affiliates. The Credit Agreement contains two financial covenants: (i) a maximum Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the last day of each fiscal quarter for the most recently completed four fiscal quarters of (a) 5.00 to 1.00 for the fiscal quarter ending December 31, 2017, (b) 4.25 to 1.00 for the fiscal quarters ending March 31, 2018 through December 31, 2018 and (c) 3.50 to 1.00 for the fiscal quarter ending March 31, 2019 and each fiscal quarter thereafter; and (ii) a minimum Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of 1.25 to 1.00 as of the end of any fiscal quarter for the most recently completed four fiscal quarters.
The Credit Agreement also includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and cross-default other indebtedness of the Company.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Triage Business Acquisition
As previously reported by the Company on its Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 18, 2017 (the “Form 8-K”), the Company, solely for the purposes of Sections 6.13 and 12.15 thereof, has entered into an Amended and Restated Purchase Agreement, dated September 15, 2017 (the “Amended and Restated Triage Purchase Agreement”), with Alere Inc., a Delaware corporation (“Seller”), Quidel Cardiovascular Inc. (f/k/a QTB Acquisition Corp.), a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”), and, for the limited purposes set forth therein, Abbott Laboratories, an Illinois corporation (“Abbott”), pursuant to which Seller agreed to sell, and Purchaser agreed to acquire, Seller’s Triage® MeterPro business (the “Triage Business”).
On October 6, 2017, the Company closed its acquisition of the Triage Business pursuant to the Amended and Restated Triage Purchase Agreement. In connection with the acquisition of the Triage Business, Purchaser paid Seller $400.0 million in cash and assumed certain liabilities.
The foregoing description of the Amended and Restated Triage Purchase Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Triage Purchase Agreement, which was attached to the Form 8-K as Exhibit 10.1, and is incorporated herein by reference.
BNP Business Acquisition
Also, as previously reported on the Form 8-K, the Company, solely for purposes of Section 11.15 thereof, has entered into an Amended and Restated BNP Purchase Agreement, dated September 15, 2017 (the “Amended and Restated BNP Purchase Agreement” and together with the Amended and Restated Triage Purchase Agreement, the “Amended and Restated Purchase Agreements”), with Seller, Purchaser, and, for the limited purposes set forth therein, Abbott, pursuant to which Seller agreed to sell, and Purchaser agreed to acquire, assets and liabilities relating to Seller’s contractual arrangement with Beckman Coulter, Inc. for the supply by Seller of antibodies and other inputs related to, and distribution of, the Triage® BNP Test for the Beckman Coulter Access Family of Immunoassay Systems (the “BNP Business”).
On October 6, 2017, the Company closed its acquisition of the BNP Business pursuant to the Amended and Restated BNP Purchase Agreement. In connection with the acquisition of the BNP Business, Purchaser will: (i) pay to Seller (subject to certain adjustments set forth in the Amended and Restated BNP Purchase Agreement) (A) up to $40.0 million in cash, payable in five annual installments of $8.0 million, the first of which will be paid on April 30, 2018, and (B) $240.0 million in cash, payable in six annual installments of $40.0 million each, the first of which will be paid on April 30, 2018; and (ii) assume certain liabilities.
The foregoing description of the Amended and Restated BNP Purchase Agreement is qualified in its entirety by reference to the full text of the Amended and Restated BNP Purchase Agreement, which was attached to the Form 8-K as Exhibit 10.2, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On October 6, 2017, the Company issued a press release announcing the consummation of its acquisition of the Triage Business and the BNP Business. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.
The information in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
As permitted by Item 9.01(a)(4) of Form 8-K, the Company intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. Pursuant to its authority in Rule 3-13 of Regulation S-K, the staff of the Securities and Exchange Commission has informed the Company that it would permit the Company to file audited abbreviated statements of assets acquired and liabilities assumed and of revenues and direct expenses (“Abbreviated Financial Statements”), in satisfaction of the requirements of Rule 3-05 of Regulation S-X.

(b)	Pro forma financial information.
As permitted by Item 9.01(b)(2) of Form 8-K, the Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. The pro forma financial information will be prepared using the Abbreviated Financial Statements.
(d)    Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Triage Purchase Agreement, dated as of September 15, 2017, by and among Quidel Corporation, solely for the purposes of Sections 6.13 and 12.15 thereof, Alere Inc., Quidel Cardiovascular Inc. (f/k/a QTB Acquisition Corp.), and, for the limited purposes set forth therein, Abbott Laboratories (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Quidel Corporation on September 18, 2017).

10.2
Amended and Restated BNP Purchase Agreement, dated as of September 15, 2017, by and among Quidel Corporation, solely for the purposes of Section 11.15 thereof, Alere Inc., Quidel Cardiovascular Inc. (f/k/a QTB Acquisition Corp.), and, for the limited purposes set forth therein, Abbott Laboratories (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Quidel Corporation on September 18, 2017).

99.1	Press release, dated October 6, 2017, announcing the consummation of the acquisition of the Triage Business and the BNP Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2017

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1
Amended and Restated Triage Purchase Agreement, dated as of September 15, 2017, by and among Quidel Corporation, solely for the purposes of Sections 6.13 and 12.15 thereof, Alere Inc., Quidel Cardiovascular Inc. (f/k/a QTB Acquisition Corp.), and, for the limited purposes set forth therein, Abbott Laboratories (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Quidel Corporation on September 18, 2017).

10.2
Amended and Restated BNP Purchase Agreement, dated as of September 15, 2017, by and among Quidel Corporation, solely for the purposes of Section 11.15 thereof, Alere Inc., Quidel Cardiovascular Inc. (f/k/a QTB Acquisition Corp.), and, for the limited purposes set forth therein, Abbott Laboratories (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Quidel Corporation on September 18, 2017).

99.1	Press release, dated October 6, 2017, announcing the consummation of the acquisition of the Triage Business and the BNP Business.